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******SERVICING CERTIFICATE AND STATEMENT TO CERTIFICATEHOLDERS******     PAGE 5
   MLCC Mortgage Investors, Inc.                                               Current Collection Period:   17-May-96 to 16-June-96
   ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1      P & S Agreement Date:                      01-Apr-96
                                               CURRENT PASS-THROUGH RATES:
   Investor Certificates, Series 1996-1        LIBOR + 0.23%     5.66750%      Original Closing Date:                     02-May-96
                                                                               Distribution Date:                         25-Jun-96
   NOTE: A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                               28 (less than)-Accrual Days                   Investor Floating Allocation Percentage    93.060219%
   LIBOR   5.43750%      8.99572% (less than)-Net Loan Rate                  Investor Fixed Allocation Percentage       98.000000%
   WAC     9.49572%      8.89572% (less than)-Alternate Certificate Rate
========================================================================================================================
  1        Beginning Pool Balance                                              (P&S 4.01xx, 5.03xii)      305,942,758.67
  2        Beginning Pool Factor                                                                             105.307874%
   ---------------------------------------------------------------------------------------------------------------------
  3        Beginning Invested Amount                                           (P&S 4.01xxi)              284,711,000.00
  4        Beginning Seller Interest                                                                       21,231,758.67
  5        Beginning Certificate Principal Balance  (INSURED AMOUNT)           (P&S 4.01xxix)             284,711,000.00
  6        Beginning Overcollateralization Amount                                                                   0.00
   ---------------------------------------------------------------------------------------------------------------------
  7        Minimum Seller Interest                                                                          5,811,204.77
  8        Required Amount                                                     (P&S  4.01xxii, 5.03x)       5,810,444.10
  9        Seller Subordinated Amount                                          (P&S 4.01xxiii, 5.03xi)      5,810,444.10
   ---------------------------------------------------------------------------------------------------------------------
           COLLECTION AMOUNTS
   ---------------------------------------------------------------------------------------------------------------------
 10        Aggregate of all Trust Interest Collections                         (P&S 4.01i)                  1,586,666.54
 11        Aggregate of all Trust Principal Collections                        (P&S 4.01ii)                19,382,834.39
 12        Aggregate of any Trust Insurance Proceeds                           (P&S 4.01iii)                        0.00
 13        Aggregate of any Net Trust Liquidation Proceeds                     (P&S 4.01iv)                         0.00
 14        Aggregate of Transfer Deposits                                      (P&S 4.01v)                          0.00
 15        Monthly Advance For Such Distribution Date                          (P&S 4.01vi, 5.03xv)           774,935.11
 16i.      Available Distribution Amount (10+11+12+13+14+15)                   (P&S 4.01vii)               21,744,436.04
   ii.     Distribution to Trustee                                                                          2,361,601.65
 17        Monthly Advance Reimbursement Amount                                (P&S 4.01viii)                       0.00
 18        Investor Loss Amount                                                (P&S 4.01xviii)                      0.00
 19        Current Investor Loss Distribution Amount                                                                0.00
 20        Current Month Additional Balances                                   (P&S 4.01xxvii)             25,905,013.63
 21        Available Excess Interest (10+15-24i-25ii-26ii)                                                    920,545.56
 22        Liquidation Loss Amounts                                                                                 0.00
 23        Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)       (P&S 4.01xviii)                      0.00
   ---------------------------------------------------------------------------------------------------------------------
           DISTRIBUTION AMOUNTS
   ---------------------------------------------------------------------------------------------------------------------
 24i.      Total Amount to Certificate Insurer                                                                 22,144.19
   ii.     Monthly Insurance Premium                                                                           22,144.19
   iii.    Reimbursement Amount                                                (P&S 4.01xxx)                        0.00

 25i.      Investor Certificate Distribution Amount (25v+25x)                  (P&S 5.03i)                  1,255,021.91
   ii.     Certificate Formula Interest                                        (P&S 4.01xi)                 1,255,021.91
   iii.    Certificate Interest Collections                                    (P&S 4.01x)                  2,197,711.66
   iv.     Unpaid Certificate Interest Shortfall Included in 25i               (P&S 4.01xiii)                       0.00
   v.      Total Certificate Distribution Allocable to Interest (25ii+25iv)                                 1,255,021.91
   vi.     Maximum Principal Payment                                           (P&S 4.01xvii)              18,995,177.70
   vii.    Alternative Principal Payment                                       (P&S 4.01xvii)                       0.00
   viii.   Scheduled Principal Collections Payment                             (P&S 4.01xvii)                       0.00
   ix.     Accelerated Principal Distribution Amount                           (P&S 4.01xvi)                        0.00
   x.      Total Certificate Distribution Allocable to Principal
             (19+25viii+25ix)                                                                                       0.00

 26i.      Seller Distribution Amount                                                                       1,084,435.55
   ii.     Seller Interest Collections (10+15-19-25iii)                        (P&S 4.01xv)                   163,889.99
   iii.    Residual Amount included in 26i                                     (P&S 4.01xxxi)                 920,545.56
   iv.     Seller Principal Collections (11-25viii)                            (P&S 4.01xv)                         0.00

   ---------------------------------------------------------------------------------------------------------------------
 27        Unpaid Certificate Interest Shortfall Due
             (From Previous Distributions)                                     (P&S 4.01xii)                        0.00
 28        Investor Loss Reduction Amount (From Previous Distributions)        (P&S 4.01xix)                        0.00
 29        Liquidation Loss Amounts (From Previous Distributions)              (P&S 4.01xxxvi)                      0
 30        Cumulative Number of all Retransferred Mortgage Loans
             (From Previous Distributions)                                     (P&S 4.01xxxvii, 5.03xx)             0
 31        Cumulative Retransferred Mortgage Loan Trust Balances
             (From Previous Distributions)                                     (P&S 4.01xxxvii, 5.03xx)             0.00

   ---------------------------------------------------------------------------------------------------------------------
 32        Unpaid Certificate Interest Shortfall (Carryover)                   (P&S 4.01xiv)                        0.00
 33        Number of all Retransferred Mortgage Loans
             (Current Retransfer Date)                                         (P&S 4.01xxxvii, 5.03xx)             0
 34        Retransferred Mortgage Loan Trust Balances
             (Current Retransfer Date)                                         (P&S 4.01xxxvii, 5.03xx)             0.00

   ---------------------------------------------------------------------------------------------------------------------
 35        Ending Pool Balance                                                 (P&S 5.03xii)              312,464,937.91
 36        Ending Pool Factor                                                  (P&S 4.01xxv, 5.03ix)         107.552859%
   ---------------------------------------------------------------------------------------------------------------------
 37        Ending Invested Amount                                                                         284,711,000.00
 38        Ending Seller Interest                                              (P&S 4.01xxvi)              27,753,937.91
 39        Ending Certificate Principal Balance  (INSURED AMOUNT)              (P&S 4.01xxv, 4.01xxix)    284,711,000.00
 40        Ending Overcollateralization Amount                                 (P&S 4.01xxiv, 5.03xiii)             0.00
   =====================================================================================================================
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
******SERVICING CERTIFICATE AND STATEMENT TO CERTIFICATEHOLDERS******                                                      PAGE 6
   MLCC Mortgage Investors, Inc.                                             Current Collection Period:   17-May-96 to 16-June-96
   ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1    P & S Agreement Date:                      01-Apr-96
                                               CURRENT PASS-THROUGH RATES:
   Investor Certificates, Series 1996-1        LIBOR + 0.23%     5.66750%    Original Closing Date:                     02-May-96
                                                                             Distribution Date:                         25-Jun-96
   NOTE: A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                               28 (less than)-Accrual Days                   Investor Floating Allocation Percentage    93.060219%
   LIBOR   5.43750%      8.99572% (less than)-Net Loan Rate                  Investor Fixed Allocation Percentage       98.000000%
   WAC     9.49572%      8.89572% (less than)-Alternate Certificate Rate
   ===============================================================================================================================
   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

 41i.   Total Certificate Distribution Amount Allocable to Interest                 (P&S 5.03ii)                    4.408056
   ii.  Unpaid Certificate Interest Shortfall Included in Current Distribution      (P&S 5.03iii)                   0.000000
   iii. Unpaid Certificate Interest Shortfall Remaining after Current Distribution
          (Carryover)                                                               (P&S 5.03iv)                    0.000000

 42i    Total Certificate Distribution Allocable to Principal                       (P&S 5.03v)                     0.000000
   ii.  Scheduled Principal Collections Payment                                     (P&S 5.03v)                     0.000000
   iii. Accelerated Principal Distribution Amount                                   (P&S 5.03v)                     0.000000

 43i    Reimbursed Investor Loss Reduction Amounts Included in Current Distribution (P&S 5.03vi)                    0.000000
   ii   Investor Loss Reduction Amounts after Current Distribution (Carryover)      (P&S 5.03vii)                   0.000000

 44     Servicing Fee                                                               (P&S 5.03xiv)                 129,920.90
 45     Cumulative Monthly Advance by Servicer                                                                  1,840,937.81
 46     Amount of Insured Payments by the Certificate Insurer                       (P&S 5.03xix)                       0.00

 47i.   Number of Mortgage Loans 31 to 60 days delinquent                           (P&S 4.01xxxii, 5.03xvi)              54
   ii.  Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent     (P&S 4.01xxxii, 5.03xvi)    3,527,431.59
 48i.   Number of Mortgage Loans 61 to 90 days delinquent                           (P&S 4.01xxxii, 5.03xvi)              17
   ii.  Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent     (P&S 4.01xxxii, 5.03xvi)    1,235,644.52
 49i.   Number of Mortgage Loans 91 or more days delinquent                         (P&S 4.01xxxii, 5.03xvi)               0
   ii.  Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent   (P&S 4.01xxxii, 5.03xvi)            0.00
 50i.   Number of Mortgage Loans in Foreclosure                                     (P&S 4.01xxxiii, 5.03xvii)             0
   ii.  Aggregate Principal Balances of Mortgage Loans in Foreclosure               (P&S 4.01xxxiii, 5.03xvii)          0.00

 51     Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed   (P&S 4.01xxxiv, 5.03xviii)          0.00
 52     The Aggregate Trust Balances of any Liquidated Loans in the Current Month   (P&S 4.01xxxv)                      0.00

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